UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 22, 2008
Date of Report (Date of earliest event reported)

WESTMONT RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52398	76-0773948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Freeway Drive, Suite 209,
Mount Vernon, WA	98273
(Address of principal executive offices)	(Zip Code)

(360) 395-6040
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01                       Changes in Control of Registrant.

On October 22, 2008, a transaction was completed whereby our Andrew Jarvis, our Chairman of the Board, President, Secretary and Chief Financial Officer, sold an aggregate of 3,666,667 shares of the Company’s common stock owned by him to Peter Lindhout and Javan King.  As a result of this transaction, Mr. Jarvis now owns 1,833,333 shares, or 19.6%, of our common stock, Mr. Lindholt owns 1,833,334 shares, or 19.6%, of our common stock, and Mr. King owns 1,883,333 shares, or 19.6% of our common stock. The total consideration paid for the shares was $6,000 and was paid entirely with personal funds of Mr. Lindhout and Mr. King, each contributing the sum of $3,000.  Reference is made to the Company’s Information Statement on Schedule 14f-1 which was filed with the Securities and Exchange Commission on October 6, 2008, for further information concerning this transaction.

Item 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2008, the Andrew Jarvis, acting as our sole director, elected Javan King and Peter Lindhout as directors, with Mr. Lindhout being named Chairman of the Board.  Also on October 22, 2008, the newly-constituted Board of Directors elected Peter Lindhout as Chief Executive Officer and President and Javan King as Chief Operating Officer and Secretary.  Andrew Jarvis retains his positions of Treasurer and Chief Financial Officer.  Reference is made to the Company’s Information Statement on Schedule 14f-1 which was filed with the Securities and Exchange Commission on October 6, 2008, for further information concerning Mr. Lindhout and Mr. King.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMONT RESOURCES, INC.
Date: October 23, 2008
	By:	/s/ Andrew Jarvis
ANDREW JARVIS
Chief Financial Officer